Exhibit 10.32

FIRST AMENDMENT

TO LEASE

This First Amendment to Lease (the "First Amendment") is made, for reference purposes only, September 23, 2020, by and between Lundy Associates, LLC a California limited liability company (Lessor) and QuickLogic Corporation, a Delaware corporation (Lessee), who agree as follows:

RECITALS

This First Amendment is made with reference to the following facts and objectives:

a.         Lessor and Lessee entered into a written lease dated February 13, 2019 (the "Lease"), in which Lessor leased to Lessee and Lessee leased from Lessor, premises commonly known as 2220 Lundy Avenue, San Jose, California, 95131 consisting of approximately 24,164 rentable square feet (the "Premises''). Capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

b.         The parties desire to amend the Lease as follows:

NOW THEREFORE, for and in consideration of the mutual covenants and obligations set forth in this First Amendment, Lessor and Lessee do hereby agree to amend the Lease as follows:

1.         TENANT IMPROVEMENTS.    In Paragraph 56, the timeframe after which any remaining portion of the Tenant Improvement Allowance shall be forfeited shall be changed from eighteen (18) months to twenty-seven (27) months.

The following sentence in Paragraph 56 of the Lease "Notwithstanding anything to the contrary contained herein, any portion of the Tenant Improvement Allowance remaining after the date that is eighteen (18) months after the Commencement Date shall be forfeited by Lessee and, consistent therewith, shall not be available for use by Lessee, and Lessor shall have no further obligation to pay the same. "

is hereby deleted in its entirety and replaced with the following sentence:

"Notwithstanding anything to the contrary contained herein, any portion of the Tenant Improvement Allowance remaining after the date that is twenty-seven (27) months after the Commencement Date shall be forfeited by Lessee and, consistent therewith, shall not be available for use by Lessee, and Lessor shall have no further obligation to pay the same."

2.         CONFLICT.   In the event of any conflict or inconsistency between the terms and conditions of the Lease and the First Amendment, the terms and conditions of the First Amendment shall take precedence and control.

3.         ADDITIONAL TERMS.   All other terms and conditions of the Lease shall remain in full force and effect.

4.         NO CASp INSPECTION.   Pursuant to California Civil Code Section 1938, Lessor hereby notifies Lessee that the Premises have not undergone inspection by a Certified Access Specialist ("CASp") to determine whether the Premises meet all applicable construction related accessibility standards under California Civil Code. A CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or Lessor may not prohibit the Lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the Lessee or tenant, if requested by the Lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

5.         COUNTERPARTS.   This First Amendment may be executed in facsimile or electronic (PDF) counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date set forth above.

LESSOR:	LUNDY ASSOCIATES, LLC
a California limited liability company

/s/ Donald Turnquist

By: Donald Turnquist                           Date 09/30/2020

Its: Principal Lundy Assoc. LLC

LESSEE:	QUICKLOGIC CORPORATION,
a Delaware corporation, doing business
as Quicklogic Corporation

/s/ Rajiv Jain

By: Rajiv Jain                                      Date 09/25/2020

Its: VP Operations and IT, QuickLogic